CARON & STEVENS




ISSUED AS A TRUE COPY, of a document, that has been shown to me and that has been returned to its presenter after having been compared with the original, by me, Hendrik van Wilsum, Esq., a civil-law notary in Amsterdam. This statement explicitly contains no judgment as to the contents of this document. Amsterdam, July 1, 1996


                             UNOFFICIAL TRANSLATION


     On this twenty second day of April nineteen hundred and ninety-one, there appeared before me, Mr. Gerhard Johan Timmer, civil law notary, practicing at
Utrecht: Mr. Gerardus Johannes Beeren, bank employee, residing in Eersel, according to his statement acting here as designated for the purpose by the general meeting of shareholders of the closed company with limited liability:
Brussen-Wassink Beheer B.V., having its seat at Doetinchem, and representing that company in that capacity. The appearer declared: By resolution of the shareholders of the aforementioned company on the fifteenth day of August nineteen hundred ninety, it has been decided to amend the articles of association of the company.

By the aforementioned resolution the appearer was designated to have this amendment of the articles of association carried out, as well as to perform everything required to obtain the Ministerial declaration of non objections required.

The aforementioned resolution of the shareholders appears from a document attached to the present instrument. To execute the said resolution of the general meeting of shareholders, the appearer declared by the present instrument, on the draft of which the Ministerial declaration of non objections was obtained on the twenty-first day of March nineteen hundred and ninety one Main Department of Private Law, Number B. V. 150.770, which draft has been attached to the present instrument, to fully re-establish the articles of association of the aforementioned closed company in the following manner:

Name and domicile
Article 1
1.    The company shall bear the name Beheer-en Beleggingsmaatschappij Bruwabel
      B. V.
2.    It shall be established at Utrecht.

Object
Article 2
1. The object of the company is the investment of capital and that among others in securities, immovable property and mortgage debts to which also belongs acquirement, administration and alienation of immovable property, exploitation, administration and exercising all rights connected to those immovables, securities and other interests, as well as participation in, being interested in and cooperation with other enterprises, and conducting the management of other companies, and further running a management company all this in the widest sense.
2. Further the company is authorized to finance and to answer for debts of subsidiaries and other companies and to do everything more that is in the interest of the continuity, the operation and the commercial interests of (daughter) companies, all this in the widest sense.

Duration
Article 3
The company has been formed for an indefinite period.

Capital and shares
Article 4
The share capital of the company shall amount to three hundred thousand Dutch Guilders (Dfl. 300.000, --), divided into three hundred (300) shares of one thousand Dutch Guilders (Dfl. 1000, --) each.

Article 5
1. The shares that have not yet been subscribed shall be issued by virtue of a decision of the General Meeting - of shareholders, which will also fix then, the conditions and the issue price, which shall not be below par. Unless the General Meeting of shareholders has decided otherwise, at the issue referred to, every shareholder shall have a right of priority in proportion to the total amount of the shares held by him, without prejudice to section 206a, Book 2 of the Civil Code.
2. The shares shall be in registered form. No share certificates shall be issued.
3. If one or more shares belong to an undivided community, the persons entitled to that undivided community may only exercise the rights arising from those shares if they have themselves represented in that connection vis-a-vis the company by one person.

Register of shares
Article 6
1. The Management of this company shall keep a register in which the names and the addresses of all the holders of shares shall be entered, stating the amount paid up on each share and everything else which is prescribed by the law. In that register there shall also be entered the names and addresses of those who have a right ofusufruct or a right of pledge on those shares, stating which rights attached to the shares they are entitled to, in accordance with paragraphs 2 and 4 of Articles 197 and 198 of Book 2 of the Netherlands Civil Code.
2. Shareholders and holders of depositary receipts, usufructuaries and pledges of shares shall be obliged to see to it that their address is known to the Management.
3. The term "holders of depositary receipts" shall be understood hereinafter in these Articles of Association to mean: holders of depository receipts for shares issued with the company's co-operation, as well as the persons who pursuant to a pledge or usufruct established on a share have the right as described in paragraph 4 of Articles 197 and 198, Book 2 of the Netherlands Civil Code.
4.    The register shall be regularly kept up to date.
5. The Management shall lay the register open to inspection by the shareholders and holders of depositary receipts at the company's office.

Purchase of own shares by the company
Article 7
1. Acquisition by the company of fully paid-up shares in its own capital shall be allowed only by gratuitous title or if:
      a. the equity capital minus the purchase price does not fall to below the amount paid up and called up on the shares plus the reserves to be kept by virtue of the articles of association or the law;
      b. the nominal amount of the shares to be acquired in the company's own capital and those already held by the company and its subsidiaries taken together does not exceed fifty percent of the issued capital, and
      c. authorization for such acquisition has been given to the General Meeting of Shareholders or by any other company body, for this purpose appointed by the General Meeting of Shareholders.
2. The validity of the acquisition shall be determined by amount of equity capital shown by the latest balance sheet, minus the purchase price of shares in the company's own capital and distributions of dividend or
      reserves  to  others  which   became   payable  by  the  company  and  its
      subsidiaries after balance-sheet date. If more than six months have lapsed after the end of the financial year without the annual accounts having been drawn up, acquisition under the present article shall not be allowed.
3. For the purposes of this article the term shares shall include depositary receipts.

Assignment of shares
Article 8
1. If a shareholder wishes to assign shares - or if by virtue of a request made by him shares have to be assigned - to persons other than the company the shares concerned must first be offered for sale to the other shareholders.
2. The offer must be made to the Management, stating the number of shares, of which offer the Management shall forthwith inform all the shareholders.
3. The Management shall convene a general meeting for a date not earlier than one month and not later than two months after the offer has been received by it.
4. At this general meeting each shareholder may indicate how many shares offered he wishes to purchase.
5. If shareholders together apply for more shares than are offered, the Management shall divide the shares offered among the prospective purchasers as far as possible in proportion to the numbers which they already hold, with the proviso that a prospective purchaser may not obtain a larger number than the number for which he was a prospective purchaser.
6. Unless the parties agree otherwise, the price of the shares to be assigned shall be determined by one expert, to be appointed for that purpose at the request of the most diligent party by the Cantonal Judge within whose cantonal district the company is established according to the Articles of Association. The Management shall give its full co-operation to the expert in the price determination. As soon as the price is known to the Management, it shall inform the parties thereof forthwith. Each prospective purchaser shall be entitled until one month after receipt of that communication to inform the Management that he withdraws (partially). The Management shall then divide the shares thus becoming available among the other prospective purchasers in accordance with the provisions in paragraph 5 and shall inform the parties of the result of the forthwith.
7. If not all the shares offered are purchased in accordance with the foregoing provisions, the Management shall be entitled until one month after that has been established to designate one or more third parties who shall then have the right to purchase the shares offered for sale or, as the case may be, the remaining number of shares offered for sale. The Management shall inform the offeror of such designation forthwith. Unless the price has already been determined, the provisions in paragraph 6 shall be applicable.
8. The costs of the price determination shall be borne by the company, unless the expert lays down otherwise in reason and equity.
9. The offeror shall remain entitled to withdraw his offer, provided that he informs the Management of this within one month after he knows definitively to whom he may sell all the shares offered and at what price.
10. If it should finally be established that not all the shares offered are to be purchased against payment in cash, the offeror may freely assign the shares offered, provided that it is all of them, during a period of three months after this has been ascertained.
11. The company may only rank as a prospective purchaser with the consent of the offeror himself, to which consent the offeror may attach the condition that over and above the price the company shall reimburse to him the fiscal detriment which he suffers through assignment to the company instead of to a third party.
12. All the communications and notifications prescribed above in this Article, with the exception of the one referred to in paragraph 4, must be made by registered letter.
13. The provisions in this Article may be departed from in whole or in part with the written approval of all the shareholders, with the proviso that any subsequent assignment of shares must take place within three months after such approval has been given.

Change of ownership of shares
Article 9
1. If a shareholder dies or loses the power of disposition over his assets, or if a community of property to which shares belong or a shareholder/juridical person is dissolved, all the shares of the shareholder concerned must be assigned. This obligation shall lapse if and in so far as those shares, as a result of one of the happenings described above, have passed within one year thereafter under general title to one or more persons to whom free assignment could be made pursuant to Article 8, paragraph 1, or to one or more persons who were entered as holder(s) of those shares in the register of shares.
2. As soon as it is established that pursuant to the provisions in paragraph 1 shares must be assigned, the persons who are obliged to make the assignment must inform the Management thereof within one month, stating the number of shares. This communication shall rank as an offer within the meaning of Article 8.
3. The provisions in Article 8 shall as far as possible be correspondingly applicable to the provisions in this Article, with the proviso that:
      a.   the offer may not be withdrawn;
      b. the obligation to make assignment shall lapse as soon as it should be established that not all the shares concerned are to be purchased against payment in cash.
4. If the obligation to inform the Management as referred to in paragraph 2 has not been fulfilled in good time, the company - provided that it has given notice of default to the shareholder concerned - shall be irrevocably authorized, until one year after the arising of that obligation, to assign the shares concerned in accordance with the provisions in this Article.

Article 10
1. For the delivery of shares there shall be required a deed of delivery and the serving of that deed on the company or written recognition of the delivery by the company on the basis of submission to the company of that deed.
2. The provisions of the first paragraph shall be correspondingly applicable to the allotment of shares in the event of partition of any community.

Management
Article 11
1. The company shall be managed by a Management, consisting of one or more Managing Directors.
2. The Managing Directors shall be appointed, suspended and removed by the General Meeting of shareholders, which shall also determine the number of Managing Directors and fix their salary and share in profit, if any.
3. In the event of the absence or inability to act of a Managing Director the remaining Managing Director(s) shall be responsible for the entire Management, whilst in the event of the absence or inability to act of all the Managing Directors one or more persons designated for that purpose by the General Meeting shall be temporarily responsible for the Management.

Article 12
1.    Each Managing Director shall represent the company.
2. If the company has an interest conflicting with that of one or more Managing Directors, it may nevertheless be represented by those Managing Directors.
3. Management resolutions shall be passed by absolute majority of votes, but the approval of the Board of Supervisory Directors sill be required for Management resolutions if they serve for:
      a. the acquisition, alienation, encumbrance, letting or in any other way giving the use of immovable;
      b. the entering into of sureties to the charge of the company and the guaranteeing in any other way of debts of third parties;
      c. the entering into of settlements out of court and compromises, in so far as not included in standard contracts;
      d. the conduct of lawsuits, both as plaintiff and as defendant, or the acquiescence in actions at law, except the taking of measures for conservatory attachment or urgent measures;
      e. the participation in or taking of an interest in any other way in other way in other companies and enterprises;
      f.   the assignment as security for the encumbrance of corporeal movable;
      g. the entering into of loans to the charge of the company with the exception of the borrowing of moneys whereby the company becomes indebted to the banker designated with the approval of the General Meeting of Shareholders for a total amount not higher than the amount which has been fixed by the General Meeting of Shareholders;
      h. the lending of moneys whereby one and the same debtor becomes indebted to the company in total, by virtue of loan, for more than an amount fixed by the General Meeting of Shareholders;
      i.   the granting of power of attorney;
      j. the engagement of personal for long than six months, unless this is for an indefinite period, the granting to a member of the personnel of a fixed annual salary higher than the annual income on which the maximum premium under the General Old Age Pensions Act is levied at the time of granting, or the dismissal of a member of the personnel who receives such a fixed annual salary
      k.   the granting of pension rights;
      l. the establishing and discontinuance of subsidiaries, the extending of the business by a new branch of business and the closure, other than temporarily, or discontinuance of the business or a part thereof;
      m. the entering into of agreements, in so far as not already coming under the foregoing provisions in this paragraph, of which per transaction the interest of value to the company exceeds an amount fixed by the General Meeting of Shareholders
4. The company is not allowed to give security, with a view to taking or acquiring by others of shares in its capital or of certificates thereof, to give a guarantee of price, neither to answer in another way for others nor to bind itself severally or otherwise beside or for others. This prohibition also applies to its daughter companies. The company is allowed to grant loans with a view to taking or acquirement of shares in its capital or of certificates thereof, but only up to a maximum equal to the distributable reserves. The company shall keep a non-distributable reserve up to the outstanding amount of said loans.

General Meeting of Shareholders
Article 13
1. The General Meeting of Shareholders shall be held at the Municipality where the company has its legal seat. At a General Meeting held in another Municipality, lawful resolutions may only be passed if the entire issued capital is represented.
2. At least one General Meeting shall be held annually, namely within six months after the end of the company's financial year.

Article 14
1.    The Management shall be entitled to convene a General Meeting.
2. General Meetings must similarly be held if shareholders representing at least one-tenth of the issued capital submit their request for such a meeting in writing to the Management, stating the subjects to be discussed, in which case the meeting must be held within six weeks, in default of which the applicants may themselves convene the meeting.


Article 15
1. The convocation to a General Meeting shall take place by means of registered letters of convocation, sent to the addresses of the shareholders as stated in the register of shares. The convocation of shareholders of depositary receipts may take place by an announcement in a newspaper published in the Municipality where the company has its domicile, or in the absence of a newspaper published in that Municipality, in a newspaper published in the province where the company has its domicile, or similarly by means of registered letters of convocation.
2. The convocation shall take place not later than on the fifteenth day before that of the meeting.
3. If the convocation has not been made in good time, or if it has not taken place, no lawful resolutions may be passed, unless this is done unanimously at a meeting at which the entire issued capital is represented.
4. The letters of convocation shall state the day, time and place of the meeting, as well as the subjects to be discussed. Shareholders who wish to have a proposal discussed at the meeting must therefore cause that proposal to be included in the letters of convocation or in supplementary letters of convocation, which must similarly be sent with due observance of the time limit laid down for convocation.

Article 16
1.    Each share shall carry the right to cast on vote.
2. All resolutions shall be passed by absolute majority of the votes cast, unless a larger majority is prescribed.
3. Voting on business matters shall be done orally, and on persons by means of unsigned sealed ballot slips, unless none of the persons entitled to vote is opposed to a oral ballot. Blank and signed ballot slips shall be invalid.
4. If no one has obtained the absolute majority in an election of persons, a second free ballot shall take place. If at this ballot again no one obtains the absolute majority, voting shall take place between persons who obtained the largest number of votes at the last ballot, namely in such a way that two person are eligible for each vacancy. If owing to equality of votes more than two persons are eligible for the re-poll, it shall be decided by an intermediate ballot which persons shall go forward to the re-poll.
5. If there is an equality of votes in a ballot, the Management shall decide in the case of an election of persons and in the case of any other ballot the proposal shall be rejected; all this being unless the general meeting resolves to entrus the decision by way of binding opinion, to an institution or third party to be designated by it.



6. A shareholder to whom, otherwise than as a shareholder, any right vis-a-vis the company will be granted by the passing of any resolution, or who would thereby be released from any obligation towards the company, may nevertheless cast a legally valid vote on such a resolution.

Article 17
the minutes of the meetings of shareholders shall be drawn up by a person to be designated by the General Meeting.

Article 18
If no holders of depository receipts exist, shareholders may also pass outside a meeting all the resolutions which they may pass at a meeting, but only if all the shareholders have declared themselves in writing to be in favour of the proposal.

Financial year and annual accounts
Article 19
1.    The company's financial year shall coincide with the calendar year.
2. Annually within five months after the end of the company's financial year, saving extension of this time limit by the General Meeting on the grounds of special circumstances, annual accounts shall be drawn up by the Management which shall be submitted to the General Meeting of Shareholders.
3. The annual accounts shall be signed by the Managing Directors; if the signature of one or more of them is missing, this shall be stated together with the reason for its absence. The annual accounts shall be confirmed by the General Meeting.
4. As from the day of convocation to the General Meeting intended for the discussion of the annual accounts, until the end of that meeting, they shall be open to inspection at the company's office by the shareholders and the holders of depositary receipts, who may all obtain a copy thereof free of charge.
5. The term "annual accounts" shall be understood to mean: the balance sheet and the profit and loss account together with the explanatory notes to these documents annexed thereto.
6. If no reservation has been made in connection therewith, the confirmation of the annual accounts shall serve to discharge the Management from responsibility for their activities in the financial year to which the annual accounts relate.

Appropriation of profit
Article 20
1. The profit is at the disposal of the General Meeting of shareholders, on the understanding that profit is only allowed to be distributed, insofar as the own resources of the company are greater than the part paid and called up of the capital increased by the reserves that have to be maintained by virtue of the law.
2. Distribution of profit is effected after adoption of the yearly accounts, from which it appears that it is allowed.
3. The company is allowed to make interim distributions of the profit, however, with due observance of the provisions of paragraph 1.

Amendment of the Articles of Association and Dissolution
Article 21
1. If a proposal to amend the Articles of Association or to dissolve the company is to be put to the General Meeting, this must always be stated in the notice of convocation to the General Meeting.
2. At the same time as the convocation a copy of the proposal to amend the Articles of Association, incorporating the proposed amendment verbatim, must be deposited at the company's office until the end of the meeting for inspection by each shareholder and holder of depositary receipts, who may obtain a copy thereof free of charge during that period.
3. The General Meeting may resolve to amend the Articles of Association or to dissolve the company. These resolutions may only be passed by a majority of at least three-quarters of the valid votes cast at a General Meeting at which at least two-thirds of the issued capital is represented.
4. If at such a meeting the required two-thirds of the issued capital is not represented, a second meeting shall be convened, to be held at least fifteen and at most thirty days after the first meeting, at which the resolution to amend the Articles of Association or to dissolve the company may be passed by a majority of at least three-quarters of the valid votes cast, irrespective of the capital represented at the meeting.

Liquidation
Article 22
1. In The event of dissolution of the company by virtue of a resolution of the General Meeting, the liquidators shall at the same time be appointed by it.
2. The company shall continue to exist after its dissolution in so far as this is necessary for the liquidation of its assets. In documents and announcements emanating from it, the following must be added to its name; in liquidation.
3. The provisions of these Articles of Association shall as far as possible remain in force during the liquidation.
4. The amount remaining after payment of the creditors shall be distributed to the shareholders in proportion to each one's entitlement.
5. The books and records of the dissolved company shall remain in the custody of the person appointed for that purpose by the General Meeting for thirty years after completion of the liquidation.



Final provision
Article 23
In all cases not provided for by the Articles of Association or by law, the General Meeting of shareholders shall decide.

Finally the appearer declared that the issued share capital of the company amounts to one hundred and eighty thousand Dutch Guilders (Dfl 180,000.00) divided in one hundred and eighty (180) shares of one thousand Dutch Guilders (Dfl 1.000,00).

The appearer is known to me, civil law notary. OF WHICH AN INSTRUMENT IN ORIGINAL has been executed in Utrecht, on the date mentioned in the heading of this instrument.

After the substance of the contents of the present instrument were stated to the appearer, he has declared having taken note of the contents of the present instrument and to abstain from full reading out of its contents. Upon limited reading out the instruments has been signed subsequently by the appearer and by me, civil law notary.